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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Post Effective Amendment No. 9 to Form S-1 of our report dated March 1, 2006, except as to the eleventh paragraph of Note 6 and the change in operating segments described in Notes 1, 3, 4, and 11 for which the dates are March 14, 2006 and October 4, 2006, respectively, relating to the financial statements and financial statement schedules of Advanstar, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 4, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM